FORM 8-A

                       Securities and Exchange Commission
                             Washington, D.C. 20549

For registration of certain classes of securities pursuant to section 12(b) or
(g) of the Securities Exchange Act of 1934

                                    CBQ, Inc.
             (Exact name of registrant as specified in its charter)

        Colorado                                                 84 1047159
(State of incorporation                                       (I.R.S. Employer
    or organization)                                         Identification No.)

4851 Keller Springs, Ste. 228, Dallas TX                           75258
(Address of principal executive offices)                         (Zip Code)

Securities to be registered' pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates:
033-14707-NY

                                  Common Stock
                                (Title of class)

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Information required in registration statement:

Item 1. Description of Registrant's Securities to be Registered. Furnish the information required by Item 202 of Regulation S-K or Item 202 of Regulation S-B, as applicable. Incorporated by reference to Form S-18 filed by registrant in its initial public offering.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

1.   Annual report on Form 10KSB for calendar year ended December 31, 1998.

2.a Quarterly report on Form 10QSB for three and nine month periods ended September 30, 1999.

2.b Quarterly report on Form 10QSB for three and six month periods ended June 30, 1999.

2.c  Quarterly report on Form 10QSB for three month period ended March 31, 1999.

2.d Amendment to quarterly report on Form 10QSB for three month period ended March 31, 1999.

2.e Periodic report on Form 8KSB dated February 2, 1999, amending Form 8KSB dated November 19, 1998 (Amendment No. 2)

2.f. Periodic report on Form 8KSB dated February 2, 1999, amending Form 8KSB dated November 19, 1998 (Amendment No. 1)

2.g. Periodic report on Form 8KSB dated January 6, 2000

3.   Not Applicable.

4. Incorporated by reference to Form S-18 filed by registrant in its initial public offering.

5. Incorporated by reference to Form S-18 filed by registrant in its initial public offering.

6.   Not Applicable.


                                    Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) CBQ, Inc.

Date: January 7, 2000

By: /s/ John H. Harris
----------------------
John H. Harris, Chief Executive Officer

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Exhibits:

1.   Annual report on Form 10KSB for calendar year ended December 31, 1998.

2.a Quarterly report on Form 10QSB for three and nine month periods ended September 30, 1999.

2.b Quarterly report on Form 10QSB for three and six month periods ended June 30, 1999.

2.c  Quarterly report on Form 10QSB for three month period ended March 31, 1999.

2.d Amendment to quarterly report on Form 10QSB for three month period ended March 31, 1999.

2.e Periodic report on Form 8KSB dated February 2, 1999, amending Form 8KSB dated November 19, 1998 (Amendment No. 2)

2.f. Periodic report on Form 8KSB dated February 2, 1999, amending Form 8KSB dated November 19, 1998 (Amendment No. 1)

2.g  Periodic report on Form 8KSB dated January 6, 2000